EXHIBIT 99.6

Name(s) and Address(es) of Registered Holder(s) (Print exactly as name appears on Certificate)

IMPORTANT: TO BE EFFECTIVE, THIS ELECTION FORM MUST BE RECEIVED BY

MELLON INVESTOR SERVICES, LLC (THE “ELECTION AGENT”)

NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER [    ], 2005

(THE “ELECTION DEADLINE”).

ELECTION FORM FOR USE BY HOLDERS OF CLASS B VOTING COMMON STOCK OF KAMAN CORPORATION

Pursuant to the terms of the Agreement, dated June 7, 2005 (the “Recapitalization Agreement”) by and between Kaman Corporation (the “Company”) and, Newgate Associates Limited Partnership, Oldgate Limited Partnership, Charles H. Kaman, C. William Kaman II, Roberta C. Kaman, Steven W. Kaman and Cathleen H. Kaman (collectively, the Shareholders), the undersigned holder of shares of Class B Voting Common Stock, par value $1.00 (“Class B Voting Common Stock”), of the Company elects to receive the following form of consideration in connection with the conversion of his, her or its shares of Class B Voting Common Stock, upon consummation of the recapitalization of the Company. Please see the proxy statement/prospectus, which the election card accompanies, for more information regarding the recapitalization, recapitalization agreement and election by the holders of Class B Voting Common Stock.

ELECTION

CHECK THE APPROPRIATE BOX TO INDICATE YOUR ELECTION

To the Election Agent:

This document is being delivered to you in connection with the recapitalization of Kaman Corporation.

I hereby either surrender or have made arrangements through my broker of the stock certificates identified below. I have indicated below my preference to receive either all Common Stock or a combination of cash and Common Stock in exchange for the shares of Class B Voting Stock represented by those certificates. I acknowledge that, if I am unable to send stock certificates with this election card because they are held through a broker, in order for me to make a valid election, the Election Agent must receive an “agent’s message” from my broker confirming the transfer of at least the number of my shares of Class B Voting Common Stock as to which I am making the election to the Election Agent’s account at The Depository Trust Company by the Election Deadline. If I am unable to send stock certificates with this election card because I have lost or misplaced such certificates, I understand that I should contact the election agent directly at 1-866-768-4955.

I HEREBY ELECT AS FOLLOWS:

☐ ALL STOCK ELECTION - The undersigned elects to have all of his, her or its shares converted into shares of Common Stock, par value $1.00 per share (“Common Stock”), of the Company at an exchange ratio of 3.58 shares of Common Stock for each share of Class B Voting Common Stock.

OR

☐ MIXED ELECTION - The undersigned elects to have some or all of his, hers or its shares of Class B Voting Common Stock converted into a combination of Common Stock and cash, at an exchange ratio of 1.84 shares of Common Stock and an amount in cash equal to $27.10 for each share of Class B Voting Common Stock for which such stockholder makes the election, with the remainder being converted into Common Stock.

You will be deemed to have made an ALL STOCK election if:

A. You do not choose the mixed election;

B. You fail to follow the instructions on this election form or otherwise fail to properly make an election; or

C. A completed election form is not received by the Election Agent by the Election Deadline.

The Company will permit you to revoke your election and will return your stock certificates to you if you notify the Election Agent in writing prior to the Election Deadline. The Company will also return your stock certificates to you if the recapitalization is not completed. To make a valid election, by the Election Deadline (i) you must properly complete this election form and cause it to be delivered to the Election Agent at one of the addresses shown below and (ii) either you must include with your election form your stock certificates or, if you are unable to send stock certificates with this election form because they are held through a broker, the Election Agent must receive an “agent’s message” confirming the transfer of at least the number of your shares of Class B Voting Common Stock as to which you are making the election to the Election Agent’s account at The Depository Trust Company. If this document or the stock certificates are delivered to any address other than the one shown below, it will not be a valid delivery. Neither the Company nor the Election Agent can be responsible for documents delivered to the wrong address.

The Election Agent is:

Mellon Investor Services LLC

By Mail	By Overnight Courier	By Hand
Mellon Investor Services LLC Attn: Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Department 85 Challenger Road Mail Drop – Reorg Ridgefield Park, NJ 07660	Mellon Investor Services LLC Attn: Reorganization Department 120 Broadway, 13th Floor New York, NY 10271

DESCRIPTION OF SHARES OF CLASS B VOTING COMMON STOCK

COVERED BY ELECTION

Name(s) and Address(es) of Registered Holder(s) (Print exactly as name appears on Certificate)	Number of Shares as to which the MIXED ELECTION is made	Certificate Number	Number of Shares Represented by Certificate

**	To the extent you do not make a mixed election with respect to any shares of Class B Voting Common Stock, you will be deemed to have made the all stock election with respect to such shares of Class B Voting Common Stock and will receive only shares of Common Stock in respect of such shares of Class B Voting Common Stock.

The undersigned certifies that he, she or it has reviewed the accompanying instructions and has complied with all requirements stated therein. The undersigned acknowledges that any election is subject to the terms, conditions and limitations set forth in the Recapitalization Agreement and described in the proxy statement/prospectus, which this election form accompanies. If the undersigned is not a Shareholder, the number of shares of Class B Voting Common Stock for which the mixed election is made must be specified in the appropriate portion of the box above. If the undersigned is a Shareholder, the number of shares of Class B Voting Common Stock for which the election is made will be deemed to be the minimum number for such Shareholder as previously requested by the Company unless the Shareholder specifies that the mixed election is being made for a higher number of shares. The undersigned hereby authorizes the Election Agent to follow all elections and to rely upon all representations, certifications and instructions accompanying this election form.

The undersigned hereby represents and warrants that he, she or it has full power and authority to complete and deliver this election form, to make the election set forth above and to deliver for surrender and cancellation the certificates described below and any other certificates that have been delivered along with this election form. The undersigned further represents and warrants that the shares represented by the certificates or transferred to the Election Agent’s account at The Depository Trust Company are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim. If the Election Agent requests, the undersigned will execute and deliver any additional documents necessary or desirable to complete the exchange of the certificates. All authority that the undersigned confers by this election form will survive his or her death or incapacity and all his or her obligations hereunder will be binding on his or her heirs, personal representatives, successors and assigns. The undersigned acknowledges that the certificates will not be deemed delivered until this election form and the accompanying certificates are actually received by the Election Agent. Until then, the risk of loss and title to the certificates will not pass to the Election Agent.

SIGNATURE:	Date: , 2005

Signature of Stockholder

Signature of Stockholder

(To be signed by the holder(s) of record exactly as the name(s) of such holder(s) appears on the stock certificate. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. All joint owners must sign.)

PLEASE RETURN THIS ELECTION FORM TO THE ELECTION AGENT PRIOR TO THE ELECTION DEADLINE, USING THE ENCLOSED, PRE-PAID, PRE-ADDRESSED ENVELOPE.